Pricing Supplement Dated January 22, 1998		Rule 424(b)(3)
									  File No. 33-50333
(To Prospectus dated October 8, 1993 and
Prospectus Supplements dated August 1, 1995
and January 22, 1998)

THE BANK OF NEW YORK COMPANY, INC.

Subordinated Retail Medium-Term Notes
(U.S. $ Fixed Rate)
_________________________________________________________________

Trade Date: January 22, 1998  Original Issue Date: February 12, 1998
Principal Amount: $25,000,000 Net Proceeds to Issuer: $24,500,000
Issue Price: 100%             Agent's Capacity:
Selling Agent's			x Principal Basis      Agency Basis
Commission/Discount: 2%
Interest Rate: 6.75% per annum    Interest Payment Dates: Semi-Maturity Date:
 February 12, 2018  Annually on August 12 and February
  						    12 commencing August 12, 1998
____________________________________________________________________

Form:   	x	Book Entry
			Certificated

Redemption:
			The Notes cannot be redeemed prior to maturity
		x	The Notes may be redeemed prior to maturity on
	February 12, 2002 and semi-annually thereafter on 21 			calendar days notice

	Initial Redemption Date: February 12, 2002

	Initial Redemption Percentage: 100%

	Annual Redemption Percentage Reduction: N/A

Repayment:

		x	The Notes cannot be repaid prior to maturity
			The Notes can be repaid prior to maturity at the option of the holder of the Notes

	Optional Repayment Date:  N/A

	Optional Repayment Price:  N/A

Discount Note: 	Yes		x  No

The covenant defeasance provisions of the Indenture described under
 "Description of Debt Securities -- Defeasance and Covenant Defeasance"
 in the Prospectus will apply to the Notes.
								(continued on next page)

Paine Webber Incorporated

(continued from previous page)

The Notes described herein are being purchased by Paine Webber Incorporated
 (the "Agent"), as principal, on the terms and conditions described in the Prospectus Supplement under the caption "Plan of Distribution of Retail Medium Term Notes". The Notes will be sold to the public at varying prices relating to prevailing market prices at the time of resale as determined by the Agent. The net proceeds to the Company will be $24,500,000.